[Individual Registered Index-Linked Annuity Application] American General Regular Mail Overnight Mail Life Insurance Company with checks: with checks: (AGL) American General Life JPM Chase-AGL 100330 Domicile State: Texas PO Box 100330 2710 Media Center Dr Pasadena CA 91189- Building #6 Ste 120 0330 Los Angeles CA 90065- 1750 Phone: 800-445-7862 without checks: without checks: Fax: 818-615-1543 [Address mail to: American General Life American General Life Website: corebridgefinancial.com Annuity Service Center] PO Box 15570 1050 N Western St Email: Amarillo TX 79105-5570 Amarillo TX 79106-7011 annuityservice@corebridgefinancial.com Consult with your [Financial Professional] to determine if your elections are appropriate for you. The prospectus and/or your [Financial Professional] can provide further information about elections, including availability, maximum issue age and any applicable fee associated with Benefit Election(s). The indicates a required response. Print or type. 1 Product Selection [(Solicitation state indicates the state in which this Application is signed.)] Product Name Solicitation state [Product Name] (Enter two-character state code) 2 Owner(s) Information (Select one of the following Owner Types and complete this section in its entirety.) [Owner Type: Individual Trust/Trust Date Custodian Other [Non-naturally owned] Contracts that are accepted include Corporate, Municipal, or Tax-Exempt. Contact the Annuity Service Center prior to submitting this Application to confirm if any other Owner Type will be accepted.] Owner Name Male Female] Address City State Zip Birth Date SSN or TIN Phone [Email_______________________] Joint Owner (if applicable) Name Male Female] Birth Date SSN Relationship to Owner Phone [Email___________________________________________________________________________________________________] 3 Annuitant(s) Information [ Same as Owner (Complete only if different from Owner)] Annuitant Name[ Male Female] Address City State Zip Birth Date SSN Phone [Email ] Joint Annuitant (if applicable) Name Birth Date SSN Phone [ Male Female] [Email________________________________________________________________________________________________]

4 Beneficiary Information Joint Owners (Joint Annuitants, if Contract is [non-naturally owned]) shall be each other’s sole primary beneficiary and any other beneficiary listed will be designated as “contingent.” If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as “primary.” • Multiple beneficiaries will share the death benefit equally, unless otherwise specified, and percentages must total 100%. • For [non-naturally owned] Contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application. • If the Owner is a trust, the trust must be designated as the sole primary beneficiary. 1. Beneficiary Name Primary Contingent Address City State________Zip Relationship Beneficiary % _________ SSN/TIN Phone Birth/Trust Date [Email] [ Male Female] 2. Beneficiary Name Primary Contingent Address City State________Zip Relationship Beneficiary % __________ SSN/TIN Phone Birth/Trust Date [Email ] [ Male Female] Check this box if providing additional beneficiaries on the [Additional Beneficiary Information] form or a separate sheet signed by the Owner. 5 Contract Type and Source of Funds See the prospectus for minimum Purchase Payment (“investment”) amounts. Expected Purchase Payment Amount $_________________________ Contract Type (new product) Source of Funds Select one Contract Type below. Indicate source of funds and amount of initial investment below. Non-qualified Amount enclosed $ IRA 1035 Exchange** $ Roth IRA Transfer** $ SEP Rollover** $ IRA Contribution/IRA Tax Year $ Funds coming direct $ Other $ **Complete/submit the Request for Transfer-Exchange form with this Application, unless you check the box next to “Funds coming direct” above.

[6 Benefit Elections Death Benefit Election: A selection must be made below for this Application to be in good order. Contract Value Death Benefit Optional Return of Purchase Payment (ROP) (A fee is associated with this election, please review your prospectus for additional information.)] [7 Allocation Account Options and Electronic Delivery Authorization] [7(a).] Investment Options The single Purchase Payment will be applied to this Contract upon the earlier of: (a) our receipt of all expected transfer/rollover Purchase Payments or (b) 60 calendar days from the application sign date and will be based on your elections indicated on the required [Allocation Account Election and Transfer Authorization form]. IMPORTANT: Your [Allocation Account Election and Transaction Authorization Form] must be included with this Application to ensure that your Application is processed immediately. [[7(b).] Renewal Options Please check only one box below to indicate your Allocation Account selection upon Term End Date (renewal). Upon renewal, your existing Allocation Account Options will renew into the same Allocation Account Options for the next Term, subject to the applicable renewal rates and Allocation Account availability. Funds will remain there unless you provide alternate transfer instructions. Upon renewal, Purchase Payment Allocation percentages may fluctuate due to the performance of your selected Allocation Accounts. Unless otherwise instructed, upon renewal, your current Allocation Account Options will renew as follows: • Assets in all Strategy Account options with a 1-year Term will be automatically renewed into the same Strategy Account Option. • Assets in all multi-year strategies will automatically be transferred to the 1-Year Fixed Account and remain there until the next Contract Anniversary.] 7(c). Electronic Delivery Authorization By selecting “Yes” below, I consent to electronic delivery by American General Life Insurance Company (AGL) also known as the Company, when available, of all documents and notices applicable to my Contract including but not limited to: • Regulatory disclosure documents (prospectuses and prospectus supplements for the [registered index-linked annuity] and the allocation account options). • Account documents (periodic statements and confirmations); • Policy Forms (annuity Contract and applicable endorsements and riders, if permitted by state law); • Tax Forms; and • Annuity related correspondence (privacy notice and other notices to customers), as permitted by law. I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that: There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage. I must notify the Company promptly when my email address changes. • I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent. • The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format. • For jointly owned Contracts, both Owners are consenting that the primary Owner will receive information electronically. (Only the primary Owner will receive email notices.) • Electronic delivery consent is voluntary, can be revoked at any time and is effective until further notice by the Company or until I revoke it.

Call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below. Electronic Delivery Consent: Yes No *Email address: *Custodially owned Contracts: Provide the Annuitant’s email address. Other [non-natural] Owners (such as trusts): Provide the email address of the authorizing signatory.] [8] Notices and Disclaimers In some states we are required to advise you of the following: Any person who knowingly presents a false statement in an Application for insurance may be guilty of a criminal offense and subject to penalties under state law. [USA PATRIOT ACT (This notice is printed in compliance with Section 326 of the USA Patriot Act) IMPORTANT INFORMATION ABOUT PROCEDURES FOR APPLYING FOR AN INSURANCE POLICY OR ANNUITY CONTRACT To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an Application for an insurance policy or annuity Contract. What this means for you: When you apply for an insurance policy or annuity Contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.] [9] Acknowledgements and Signature(s) [9(a).] Replacement Yes No Do you have any existing life insurance policies or annuity Contracts? (Must check either Yes or No.) Yes No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity Contracts? (Must check either Yes or No.) Provide the replacement information on the required forms, which can be obtained from your [Financial Professional], and include them with this Application, when applicable. [9(b).] Acknowledgements of Owner(s) I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the annuity Contract. By signing below, I declare the following:[ • I have received, read, and understand the Buyer’s Guide for Deferred Annuities.] • I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable allocation account options, for this [registered index-linked annuity]. • After consulting with my [Financial Professional] and reviewing the prospectus, I confirm that this [registered index-linked annuity] [and, the Death Benefit Election I selected, which may include additional fees,] is suitable for my objectives and needs. I understand that the Company issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my [Financial Professional]. • I have consulted with my [Financial Professional] for advice or recommendations regarding the purchase of this [registered index-linked annuity] Contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract. [ • If I am a full-time, active-duty member of the US Armed Forces (to include a reserve unit serving under published orders for training), then I have received the Disclosure for Military Sales form.] • I acknowledge that I have read the current prospectus for this [registered index-linked annuity] carefully and understand their contents. [ • I understand and agree that AGL may accept multiple payments as part of a single Purchase Payment. If AGL agrees to accept multiple payments as part of a single Purchase Payment and the minimum Purchase Payment is satisfied within 60 days from the date this application is signed or the electronic order submission date, AGL will issue my Contract provided all required paperwork is in good order. If an additional payment is received after the 60th day, AGL will treat my payment as a request for a second Contract provided the payment satisfies the minimum Purchase Payment.]

I understand that American General Life Insurance Company will not credit or pay interest earnings, if any, on my Purchase Payments until all expected Purchase Payments are received and the Contract has been issued. • I UNDERSTAND THAT THE VALUE OF AMOUNTS ALLOCATED TO A SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE STRATEGY ACCOUNT OPTION(S) THAT I CHOSE. THERE IS A RISK OF LOSS AND LOSS MAY BE GREATER IF WITHDRAWAL, DEATH, BEGINNING AN INCOME PLAN, OR A TOTAL WITHDRAWAL OCCURS BEFORE THE TERM END DATE. THE GAINS MAY BE LIMITED AND ARE NOT GUARANTEED. WHILE INTEREST CREDITED TO THE STRATEGY ACCOUNT OPTION(S) IS BASED IN PART UPON THE CHANGE IN AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, BOND OR INDEX INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THERE IS AN INCREASE IN THE INDEX OR INDICES, MAY REFLECT A POSITIVE RETURN EVEN IF THERE IS A DECREASE IN THE INDEX OR INDICES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE ON THE TERM END DATE.[ • I understand that this annuity includes a market value adjustment feature. During the withdrawal charge period, any amount withdrawn in excess of the free withdrawal provision, surrendered, or annuitized prior to the latest annuity date may be subject to a market value adjustment. The adjustment may increase or decrease the amounts payable under the Contract. I understand that: (a) if interest rates rise after the Contract date, the market value adjustment will generally decrease the withdrawal value; and (b) if interest rates fall after the Contract date, the market value adjustment will generally increase the withdrawal value.] • If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there may be more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. • My allocation account options were included on the [Allocation Account Election and Transfer Authorization Form], my signature below indicates that I am providing the [Allocation Account Election and Transfer Authorization Form] with this Application. • My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief. [9(c). Signature(s)] Owner’s signature Date Joint Owner’s signature (if applicable) Date [10] [ Financial Professional] Information and Signature(s) 10(a). Replacement Yes No Do you have reason to believe that the applicant has any existing life insurance policies or annuity Contracts? Yes No Do you have reason to believe that any existing life insurance policy or annuity Contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? 10(b). Acknowledgements I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify: • I have instructed the applicant to answer the questions in Section [9(a)] appropriately. I am providing the replacement information on the required forms [, which can be obtained at [corebridgefinancial.com,]] and including them with this Application, when applicable. [ • I have delivered a Buyer’s Guide for Deferred Annuities to the Owner.] • I am authorized and/or appointed to sell this [registered index-linked annuity]. I have fully discussed and explained the [registered index-linked annuity] features and charges including restrictions to the Owner. I believe this [registered index-linked annuity] is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the [registered index-linked annuity]; and (b) I have used only current, approved sales material. • If I provided an illustration, it conforms in all material respects with the product features and allocation option(s) selected on the Application [and Allocation Account Election and Transfer Authorization Form]. Upon request, I will provide the Company with a copy of any illustration used with the Owner(s).

• I understand that American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract. [ • If the owner is a full-time, active-duty member of the US Armed Forces (to include a reserve unit serving under published orders for training), then I have provided the Disclosure for Military Sales form to him/her.] • I have verified the identity of the Owner and Annuitant, if the Owner is [non-natural], by reviewing a government-issued photo identification, and any other required documentation. 1. [Financial Professional’s] signature ___________________________ [Financial Professional’s] name (print) Address City State _________Zip Phone [Financial Professional] ID number [Email] Broker/Dealer firm name 2. [Financial Professional’s] signature ___________________________ [Financial Professional’s] name (print) Address City State ________ Zip Phone [Financial Professional] ID number [Email] Broker/Dealer firm name [For [Financial Professional] use only. Not all options are available; contact your home office with any questions. Option 1 Option 2 Option 3 Option 4 Option 5 Option 6 Option 7 Option 8 Option 9 [Financial Professional] 1% [Financial Professional] 2 % Note: If there are more than two [Financial Professionals], include the information required above, including applicable percentages (must total 100%) among all [Financial Professionals], on a separate document for the remaining [Financial Professional(s)] and submit with this Application.] [© Corebridge Financial, Inc. All Rights Reserved.]